UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 4, 2009, our Board of Directors approved a reduction to the per meeting fees paid to our non-employee directors for attendance at Board meetings from $1,500 to $1,000. All other cash compensation provided to our non-employee directors remains unchanged. In addition, our Board of Directors approved an amendment to our 2000 Non-Employee Directors’ Stock Option Plan to reduce the number of shares of our common stock subject to the options automatically granted to our non-employee directors on the date of each of our annual meeting of stockholders from 20,000 to 10,000, beginning with our 2009 Annual Meeting of Stockholders. All other terms of the automatic annual stock option grants to our non-employee directors remain unchanged. Finally, our Board of Directors approved the automatic grant of 5,000 shares of our common stock to each of our non-employee directors on the date of each of our annual meeting of stockholders, beginning with our 2009 Annual Meeting of Stockholders. The automatic annual stock grants shall be made pursuant to our 2000 Amended and Restated Equity Incentive Plan, or any successor plan thereto (including, without limitation, our 2009 Equity Incentive Plan if it is approved by our stockholders at our 2009 Annual Meeting of Stockholders), and will be fully vested on the date of grant.

Also on June 4, 2009, our Board of Directors adopted stock ownership guidelines that require our non-employee directors to accumulate a substantive interest in our common stock during a three-year period beginning from the later of June 4, 2009 or the individual’s appointment as a non-employee director, and to maintain that interest thereafter. The stock ownership guidelines are determined as a multiple of the annual retainer paid to our non-employee directors, referred to as the Base Amount, which is currently $24,000. Our non-employee directors are required to hold common stock with a value equal to three times the Base Amount. The total value of the common stock held by any non-employee director is determined by multiplying the number of shares held by the closing price of our common stock on the date the individual acquired such shares, and aggregating such amounts across multiple acquisition dates. If the Base Amount increases within one year prior to the end of the initial three-year period or thereafter, the affected non-employee director has one year from the date of such change to achieve the increased stock ownership guidelines. Shares that count toward satisfaction of the stock ownership guidelines include:

•	shares owned outright by the non-employee director or his or her immediate family members residing in the same household, whether held individually or jointly;

•	shares held in trust for the benefit of the non-employee director or his or her immediate family members;

•	restricted stock granted under our equity incentive plans;

•	shares acquired upon stock option exercise; and

•	shares purchased in the open market.

In the event the stock ownership guidelines place a severe hardship on a non-employee director, our Board of Directors will make the final decision as to developing an alternative stock ownership guideline for such non-employee director that reflects the intention of the stock ownership guidelines and his or her personal circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: June 10, 2009